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                                    EXHIBIT 5

                                 October __, 1999

Tri-Lite Inc.
11779 Cardinal Circle
Garden Grove, CA 92846


     Re: Tri-Lite Inc. Registration Statement on Form S-8
         ------------------------------------------------

Gentlemen:

     We are acting as counsel for Tri-Lite Inc., a Pennsylvania corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of the offering and sale of up to 1,688,647 shares (the "Shares") of the Company's common stock of no par value. The Shares include 463,647 shares issuable pursuant to those eight (8) certain Professional Services Agreements; 50,000 shares issuable pursuant to that certain Consulting Agreement; 50,000 shares issuable pursuant to that certain Agreement for Marketing Services; and 1,125,000 shares pursuant to those ten (10) certain Stock Option Agreements granting stock options to a Company employee or consultant. A Registration Statement on Form S-8 covering the Shares (the "Registration Statement") is being filed under the Act with the Securities and Exchange Commission.

     In rendering the opinions expressed herein, we have reviewed such matters of law as we have deemed necessary and have examined a copy of the Professional Services Agreement, and such agreements, instruments, documents and records as we have deemed relevant.

     In rendering the opinions expressed herein, we have assumed the genuineness and authenticity of all documents examined by us and of all signatures thereon; the legal capacity of all natural persons executing such documents; the conformity to original documents of all documents submitted to us as certified or conformed copies or photocopies; and the completeness and accuracy of the certificates of public officials examined by us. We have made no independent factual investigation with regard to any such matters.

     Based upon the foregoing, but subject to the limitations set forth below, it is our opinion that the Shares will have been duly authorized and, when issued and sold in accordance with the terms of the above-referenced agreements, will have been legally issued, fully paid and non-assessable.

     The opinions expressed herein are limited to matters involving the federal laws of the United States.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement.

                                            Respectfully submitted,

                                            Law Offices of Gary L. Blum

                                            By:
                                                -------------------------------
                                                Gary L. Blum, Esq.